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                                                                    EXHIBIT 24.2


                            CERTIFICATE OF SECRETARY


     I, JULIA S. JANSON, Secretary of Cinergy Corp., a Delaware corporation, DO HEREBY CERTIFY that the following is a true and correct copy of a resolution duly adopted by the Executive Committee of the Board of Directors of said corporation on November 27, 2001, and that such resolution has not been amended and is in full force and effect on the date hereof:

     RESOLVED FURTHER that each officer and director of the Corporation who may be required to sign and execute each Registration Statement covering the Securities or amendments and supplements thereto or documents in connection therewith (whether for or on behalf of the Corporation or the Trusts, or as an officer of the Corporation, or otherwise) is hereby authorized to execute a power of attorney appointing James E. Rogers, R. Foster Duncan, Wendy L. Aumiller, Jerome A. Vennemann and Julia S. Janson, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead, in any such capacity, such Registration Statements and any and all amendments and supplements thereto, including amendments or supplements to the prospectus contained in such Registration Statement or amendments thereto, and to file the same, with all exhibits and schedules thereto and other documents in connection therewith, with the Commission, each of such attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of such officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or either of them, may deem necessary or advisable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.


     IN WITNESS WHEREOF, I have hereunto subscribed my name this 28th day of November, 2001.


                                       /s/ JULIA S. JANSON
                                       ------------------------------
                                       Julia S. Janson
                                       Secretary